Exhibit (h)

EXECUTION VERSION

HIGHLAND INCOME FUND

(a Massachusetts Business Trust)

5,400,000 Shares of 5.375% Series A Cumulative Preferred Shares

UNDERWRITING AGREEMENT

July 29, 2019

Morgan Stanley & Co. LLC

As Representative of the several Underwriters Listed on Schedule A hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

Highland Income Fund, a Massachusetts business trust (the “Fund”), and the Fund’s investment adviser and administrator, Highland Capital Management Fund Advisors, L.P., a Delaware limited partnership (the “Adviser”), each confirms its agreement with Morgan Stanley & Co. LLC (“MS”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom MS is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares set forth in said Schedule A hereto of an aggregate of 5,400,000 shares of the Fund’s 5.375% Series A Cumulative Preferred Shares (the “Underwritten Shares”).

The Fund understands that the Underwriters propose to make a public offering of the Underwritten Shares as soon as the Representative deems advisable after this Agreement has been executed and delivered. The Fund also proposes to grant to the Underwriters an option to purchase up to an additional 810,000 shares of the Fund’s 5.375% Series A Cumulative Preferred Shares solely to cover over-allotments, if any (the “Option Shares”; the Option Shares, together with the Underwritten Shares, the “Shares”).

The Shares will be authorized by, and subject to the terms and conditions of, the Fund’s Agreement and Declaration of Trust, as amended, and the Statement of Preferences for the Shares dated July 29, 2019 (collectively, the “Statement”).

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File Nos. 333-219103 and 811-23268) covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and a notification on Form N-8A of registration (the “1940 Act Notification”) of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and the 1940 Act (the “1940 Act Regulations”). Such registration statement including the exhibits thereto and schedules thereto and the amendments thereto, is herein called the “Registration Statement.” Pre-effective amendment No. 3 to the Registration Statement, filed on June 26, 2019 (the registration statement at the time pre-effective amendment No. 3 became effective, the “Original Registration Statement”), is effective. The prospectus (including any statement of additional information incorporated by reference therein) contained in the Original Registration Statement at the time it became effective is called the “Basic Prospectus.” The Basic Prospectus, together with any preliminary prospectus supplement (including any statement of additional information incorporated by reference therein) in the form first furnished to the Underwriters for use in connection with the offering of the Shares and used prior to the filing of the Prospectus (as defined below) is herein called the “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) and Rule 497 (“Rule 497”) of the 1933 Act Regulations. The information included in any such prospectus that was omitted from the Original Registration Statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” The Basic Prospectus, together with the final prospectus supplement, including any statement of additional information incorporated by reference therein in the form furnished to the Underwriters for use in connection with the offering of the Shares is herein called the “Prospectus.” For purposes of this Agreement, all references to the Original Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

All references in this Agreement to a “Business Day” means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange (“NYSE”) is not closed.

Section 1. Representations and Warranties.

(a) Representations and Warranties by the Fund and the Adviser. The Fund and the Adviser, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Time referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i) Compliance With Registration Requirements. The Original Registration Statement became effective under the 1933 Act on July 1, 2019 and no stop order suspending the effectiveness of the Original Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Original Registration Statement and any amendment thereto (filed before the Closing Time and on any date on which Option Shares are purchased, if such date is not the Closing Time (a “settlement date”)) became effective under the 1933 Act, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, as hereinafter defined, the Original Registration Statement, the notification on Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the 1940 Act and the 1940 Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or, except for the information included in the prospectus supplement relating to the Shares contained in the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Original Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Fund or the Adviser by or on behalf of any Underwriter for use therein.

As of the Applicable Time (as defined below), (i) any Rule 482 Statement (as defined below) issued at or prior to the Applicable Time, if any, and (ii) the Preliminary Prospectus and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:30 P.M. (Eastern time) on July 29, 2019 or such other time as agreed by the Fund and the Representative.

“Rule 482 Statement” means a document that contains the number of Shares issued, the offering price and other items dependent upon the offering price, prepared in accordance with the provisions of Rule 482 of the 1933 Act, a copy of which shall be attached as Schedule D hereto.

Each Preliminary Prospectus complied as to form when so filed in all material respects with the 1933 Act Rules and Regulations and the 1940 Act Rules and Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Original Registration Statement, any Preliminary Prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations or the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations” and, together with the 1933 Act Regulations and the 1940 Act Regulations, the “Rules and Regulations”), as applicable, and, when read together with the other information in the Prospectus, (A) at the time the Original Registration Statement became effective, (B) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (C) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement have confirmed to the Fund their status as independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements included in the Original Registration Statement, the Preliminary Prospectus and the Prospectus, together with the related schedules and notes, present fairly in accordance with generally accepted accounting principles (“GAAP”) in all material respects the investments and assets and liabilities of the Fund and each of its subsidiaries at the dates indicated and the statement of operations, changes in net assets, cash flows and financial highlights of the Fund and each of its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(v) No Material Adverse Change. Since the respective dates as of which information is given in the Original Registration Statement, the Preliminary Prospectus or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or its subsidiaries, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund or its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Fund or its subsidiaries and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund or its subsidiaries on any class of its shares of beneficial interest, in each case, other than as disclosed in or contemplated by the Original Registration Statement, the Preliminary Prospectus or the Prospectus.

(vi) Good Standing of the Fund. The Fund has been duly organized and is validly existing as a business trust in good standing under the laws of the State of Massachusetts and has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Original Registration Statement, the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result, individually or in the aggregate, in a Material Adverse Effect on the Fund.

(vii) Good Standing of the Subsidiaries. Each subsidiary of the Fund has been duly organized and is validly existing as a statutory trust in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Original Registration Statement, the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and each subsidiary is duly qualified to transact business in each jurisdiction in which the conduct of its business requires such qualification, and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result, individually or in the aggregate, in a Material Adverse Effect.

(viii) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a non-diversified, closed-end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the Fund’s knowledge, threatened by the Commission.

(ix) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the 1940 Act Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”). Except as disclosed in the Original Registration Statement, the Preliminary Prospectus and the Prospectus, to the Fund’s knowledge after due inquiry, no trustee of the Fund is an “Interested Person” (as defined in the 1940 Act) of the Fund or an “Affiliated Person” (as defined in the 1940 Act) of any Underwriter listed in Schedule A hereto. For purposes of the second sentence of this Section, the Fund is entitled to rely on representations from such trustees.

(x) Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Fund is as set forth in the Preliminary Prospectus and the Prospectus as of the date thereof. All issued and outstanding common shares of beneficial interest, par value $0.001 per share, of the Fund (the “Common Shares”) have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding Common Shares of the Fund were issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

(xi) Authorization of Agreement. This Agreement has been duly authorized and executed and will be delivered by the Fund.

(xii) Authorization and Description of Shares. The Shares to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Shares conform to all statements relating thereto contained in the Basic Prospectus, Preliminary Prospectus and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.

(xiii) Absence of Defaults and Conflicts. The Fund is not in violation of the Statement or by-laws, each as amended or supplemented to date, and none of its subsidiaries is in violation of any of its organizational documents. None of the Fund nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Fund or any of its subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Fund or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such violations or defaults (A) that do not involve Offering Agreements (as defined below) and (B) that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement dated as of September 1, 2017 between the Fund and the Adviser, the Master Custodian Agreement dated as of October 3, 2018 between the Fund, by amended appendix, and Bank of New York Mellon, the Master Sub-Administration Agreement dated as of July 19, 2018 between SEI Investments Global Funds Services, NexPoint Advisors, L.P. and the Adviser and the Transfer Agency and Registrar Services Agreement dated as of November 3, 2017 between the Fund and American Stock Transfer & Trust Company, LLC, referred to in the Registration Statement (as used herein, individually the “Investment Advisory Agreement,” the “Sub-Administration Agreement,” the “Custody Agreement,” and the “Transfer Agency Agreement,” respectively and collectively the “Offering Agreements”) and the consummation of the transactions contemplated in the Offering Agreements and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund and each of its subsidiaries with its obligations thereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in (i) any violation of the provisions of the Statement or by-laws of the Fund or any organizational documents of any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund, any of its subsidiaries, assets, properties or operations, except with respect to (ii) only for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund or any of its subsidiaries.

(xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, any subsidiary of the Fund, or the Adviser, as the case may be, threatened, against or affecting the Fund or any subsidiary of the Fund, which is required to be disclosed in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or any of its subsidiaries or the consummation of the transactions contemplated in this Agreement or the performance by the Fund or any of its subsidiaries of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund or any of its subsidiaries is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, Original Registration Statement, Preliminary Prospectus and Prospectus including ordinary routine litigation incidental to the business, could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto which have not been so described and filed as required by the 1933 Act, the 1940 Act or by the Rules and Regulations.

(xvi) Absence of Manipulation. The Fund has not taken, and the Fund will not take (other than as contemplated in its dividend reinvestment plan or share repurchase plan), directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in manipulation of the price of any security of the Fund or to stabilize in connection with the offering of the Shares, except to the extent authorized by applicable law, including without limitation by Rule 104 of Regulation M (“Reg M”) under the 1934 Act.

(xvii) Possession of Intellectual Property; Fund Name. The Fund owns or possesses, or can acquire on reasonable terms, adequate licenses, copyrights, know-how (including trade secrets or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund, except where failure to do so would not have a Material Adverse Effect, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein.

(xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the 1934 Act, the Rules and Regulations, or under the rules of the NYSE or the filing requirements and rules of the Financial Industry Regulatory Authority (the “FINRA”) or state securities laws.

(xix) Possession of Licenses and Permits. Each of the Fund and each of its subsidiaries possesses such permits, licenses, approvals, consents, exemptive orders and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus, except where failure to so possess would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Fund and its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. None of the Fund nor any of its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xx) Advertisements. Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Fund or the Adviser used in connection with the public offering of the Shares (collectively, “Sales Material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the FINRA (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with written information relating to the Underwriters furnished to the Fund or the Adviser on behalf of the Underwriters by the Representative expressly for use therein), including any requirement to file any Rule 482 Statement.

(xxi) Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively), and, at all times since its inception, has qualified as a regulated investment company under Subchapter M of the Code.

(xxii) REIT Compliance. NFRO REIT Sub, LLC (the “REIT Subsidiary”) has been operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the REIT Subsidiary’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the REIT Subsidiary’s qualification and taxation as a REIT and descriptions of the REIT Subsidiary’s organization and proposed method of operation set forth in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus, the Rule 482 Statement, and the Prospectus are true, complete and correct in all material respects.

(xxiii) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Shares, will not distribute any offering material to the public in connection with the offering and sale of the Shares other than the Registration Statement, the Original Registration Statement, the Preliminary Prospectus, the Rule 482 Statement, the Prospectus, or other materials, if any, permitted by the 1933 Act or the 1940 Act or the Rules and Regulations.

(xxiv) Accounting Controls and Disclosure Controls. The Fund and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the applicable requirements of the 1940 Act and the 1940 Act Regulations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the 1940 Act Regulations; (C) access to Fund and each subsidiary’s assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for Fund and subsidiary’s assets is compared with the existing Fund and subsidiary assets at reasonable intervals and action deemed appropriate by the Fund and each of its subsidiaries is taken with respect to any differences. The Fund and each of its subsidiaries have disclosure controls and procedures (as such term is defined in Rule 30a-3 under the 1940 Act) that are designed to ensure that information required to be disclosed by the Fund in the reports that it files or submits under the 1940 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by each of the Fund and its subsidiaries in the reports that it files or submits under the 1940 Act is accumulated and communicated to each of the Fund and its subsidiaries’ management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as described in the Preliminary Prospectus and the Prospectus, since the end of the Fund’s most recent audited fiscal year, there has been (I) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated) and (II) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(xxv) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Fund is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.

(xxvi) Absence of Undisclosed Payments. Neither the Fund nor, to the Fund’s knowledge, any employee or agent of the Fund, has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Original Registration Statement, the Basic Prospectus, Preliminary Prospectus or Prospectus and which payment has not been so disclosed.

(xxvii) Material Agreements. The Offering Agreements have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with applicable provisions of the 1940 Act in all material respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to this Agreement and the Offering Agreements, each Offering Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by equitable principles of general applicability or by federal or state laws.

(xxviii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

(xxix) NYSE Listing. The Fund’s Common Shares are duly listed on the NYSE.

(xxx) Investment Restrictions. There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Registration Statement, Preliminary Prospectus and Prospectus, other than as described therein.

(xxxi) Ratings. The Shares have been, or prior to the Closing Time will be, assigned a rating of “A1” by Moody’s Investors Service, Inc.

(xxxii) Payment of Taxes. All United States federal income tax returns of the Fund and each of its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments that are being contested in good faith and as to which adequate reserves have been provided. The Fund and each of its subsidiaries have filed all other tax returns that are required to have been filed pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Fund and each of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Fund and each of its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect. All material taxes which the Fund and each of its subsidiaries are required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate governmental authority or agency or have been accrued, reserved against and entered on the books of the Fund and each of its subsidiaries.

(xxxiii) Insurance. The Fund and each of its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Fund and its subsidiaries have no reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxxiv) Statistical and Market-Related Data. Any statistical and market-related data included in the Original Registration Statement, the Basic Prospectus, the Preliminary Prospectus and the Prospectus are based on or derived from sources that the Fund believes to be reliable and accurate, and the Fund has obtained written consent to the use of such data from such sources.

(xxxv) Tax Treatment of the Preferred Shares. For United States federal income tax purposes, the Shares will constitute equity of the Fund.

(xxxvi) Environmental Laws. The Fund and each of its subsidiaries (1) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (2) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (3) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Fund or any of its subsidiaries. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Fund or any of its subsidiaries.

(xxxvii) Anti-Corruption Laws. None of the Fund or its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Fund’s knowledge, any agent or representative of the Fund or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Fund and each of its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Fund nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xxxviii) Anti-Money Laundering Laws. The operations of the Fund and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Fund and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened.

(xxxix) OFAC.

(1) None of the Fund, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Fund’s knowledge, any agent, affiliate or representative of the Fund or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(2) The Fund will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permitted for a Person required to comply with Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(3) The Fund and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xl) Compliance with the Sarbanes Oxley Act. There is and has been no failure on the part of the Fund or its any of subsidiaries or any of the Fund’s or its subsidiaries trustees or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xli) Rule 38a-1. The Fund has adopted and implements written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 of the 1940 Act Regulations) by the Fund, including policies and procedures that provide oversight of compliance by the Adviser, administrator and transfer agent of the Fund.

(xlii) IT Systems and Data. The Fund and its subsidiaries have implemented reasonably designed cybersecurity measures and disaster recovery technology consistent in all material respects with industry standards and practices. Except as disclosed in the Original Registration Statement, the Preliminary Prospectus and the Prospectus, or as would not, individually or in the aggregate, have a material adverse change in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Fund (with respect to the certificates from such Fund officers):

(1) There is and has been no security breach or other compromise of or relating to the Fund or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”).

(2) The Fund and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data.

(3) The Fund and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Representations and Warranties by the Adviser. The Adviser represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Time referred to in Section 2(b) hereof, as follows:

(i) Good Standing of the Adviser. The Adviser has been duly organized and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware with full limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Original Registration Statement, Preliminary Prospectus and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required except where the failure so to register or to qualify would not, individually or in the aggregate, have a material adverse effect on the Adviser’s ability to provide services to the Fund under the Investment Advisory Agreement or on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser, whether or not arising in the ordinary course of business (an “Adviser Material Adverse Effect”).

(ii) Investment Adviser Status. The Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the Adviser Act Rules and Regulations, the 1940 Act, or the 1940 Act Regulations, from acting under the Investment Advisory Agreement for the Fund as contemplated by the Prospectus.

(iii) Description of Adviser. The description of the Adviser in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus and the Prospectus (including any amendment or supplement thereto) complied and comply in all material respects with the applicable provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Preliminary Prospectus, the Prospectus and in the Investment Advisory Agreement.

(v) Authorization of Offering Agreements; Absence of Defaults and Conflicts. This Agreement and the Investment Advisory Agreement have each been duly authorized and executed, and in the case of the Investment Advisory Agreement, delivered by the Adviser, and the Investment Advisory Agreement constitutes, and the Agreement when executed and delivered (assuming the due execution and delivery by the Underwriters) will constitute, a valid and binding obligation of the Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by equitable principles of general applicability or by federal or state laws; and neither the execution and delivery of this Agreement or the Investment Advisory Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (A) any agreement or instrument to which the Adviser is a party or by which it is bound, (B) the limited partnership agreement and other organizational documents of the Adviser, or (C) to the Adviser’s knowledge, any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its respective properties or operations other than any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Adviser of the transactions contemplated by this Agreement or the Investment Advisory Agreement, except (A) as have been obtained or will be obtained prior to the Closing Time or may be required under the 1933 Act, the 1940 Act, the 1934 Act, the Advisers Act or state and foreign securities or “blue sky” laws, (B) may be required by the NYSE, the FINRA or any other applicable self-regulatory organization and securities depository, or (C) such as which the failure to obtain would not have an Adviser Material Adverse Effect or a Material Adverse Effect or impede the ability of the Adviser to perform its obligations under this Agreement.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have an Adviser Material Adverse Effect.

(vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened against or affecting the Adviser or any parent or subsidiary of the Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result, individually or in the aggregate, in an Adviser Material Adverse Effect, or materially and adversely affect the ability of the Adviser to perform its obligations under this Agreement, or which is required to be disclosed in the Original Registration Statement, Basic Prospectus, Preliminary Prospectus and the Prospectus that has not been disclosed.

(viii) Absence of Violation or Default. The Adviser is not in violation of its limited liability partnership agreement or other organizational documents or in default under any agreement, indenture or instrument, except for such violations or defaults that would not reasonably be expected to result, individually or in the aggregate, in an Adviser Material Adverse Effect.

(ix) Anti-Corruption Laws. None of the Adviser nor its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Adviser’s knowledge, any agent or representative of the Adviser or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Adviser and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Adviser nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(x) Anti-Money Laundering Laws. The operations of the Adviser and its affiliates are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its affiliates with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Adviser, threatened.

(xi) OFAC.

(1) None of the Adviser, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Adviser’s knowledge, any agent, affiliate or representative of the Adviser or any of its subsidiaries, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any Sanctions, or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(2) The Adviser will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permitted for a Person required to comply with Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(3) The Adviser and its affiliates have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xii) Possession of Licenses and Permits. The Adviser possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Base Prospectus and Preliminary Prospectus, except where failure so to possess would not, individually or in the aggregate, result in an Adviser Material Adverse Effect. The Adviser is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have an Adviser Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have an Adviser Material Adverse Effect. The Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect.

(xiii) Insurance. The Adviser carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Adviser has no reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, result in an Adviser Material Adverse Effect.

(xiv) Absence of Manipulation. The Adviser has not taken, and the Adviser will not take (other than as contemplated in the Fund’s dividend reinvestment plan or share repurchase plan), directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in manipulation of the price of any security of the Fund, or to stabilize, in connection with the offering of the Shares, except to the extent authorized by applicable law, including without limitation by Rule 104 of Reg M under the 1934 Act.

(xv) Compliance Program. The Adviser has adopted and implements written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Adviser, and the Adviser implements the policies and procedures applicable to the Adviser adopted by the Fund to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 of the 1940 Act Regulations).

(xvi) IT Systems and Data. The Adviser has reasonably designed cybersecurity measures and disaster recovery technology consistent in all material respects with industry standards and practice implemented backup and disaster recovery technology consistent in all material respects with industry standards and practices. Except as disclosed in the Original Registration Statement, the Preliminary Prospectus and the Prospectus, or as would not, individually or in the aggregate, have a material adverse change in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Fund (with respect to the certificates from such Adviser officers):

(1) There is and has been no security breach or other compromise of or relating to the Adviser’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”).

(2) The Adviser has not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data.

(3) The Advisers is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(c) Officer’s Certificates. Any certificate signed by any officer of the Fund or the Adviser delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to the Underwriter as to the matters covered thereby.

Section 2. Sale and Delivery To Underwriters; Closing.

(a) Shares. On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Fund agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Fund hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an additional 810,000 Option Shares at the same purchase price per unit as the Underwriters shall pay for the Underwritten Shares. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Shares by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice (which may be delivered electronically via e-mail or PDF) by the Representative setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the settlement date. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional units.

(b) Payment. Payment of the purchase price for, and delivery in electronic form of the Underwritten Shares and the Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Time (defined below)) shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 or at such other place as shall be agreed upon by the Representative and the Fund, at 10:00 A.M. (Eastern time) on the third Business Day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than five Business Days after such date as shall be agreed upon by the Representative and the Fund (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representative for the respective accounts of the Underwriters of the Shares, in electronic book entry form, to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. MS, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The Shares to be purchased hereunder shall be delivered to you at the Closing Time through the facilities of the Depository Trust Company or another mutually agreeable facility, against payment of the purchase price therefor in immediately available funds to the order of the Fund.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Time, the Fund will deliver the Option Shares (at the expense of the Fund) to the Representative, on a date as agreed to by the parties (which shall be within five Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Fund by wire transfer payable in same-day funds to an account specified by the Fund. If settlement for the Option Shares occurs after the Closing Time, the Fund will deliver to the Representative on the settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Time pursuant to Section 5 hereof.

Section 3. Covenants.

(a) The Fund and Adviser, jointly and severally, covenant with each Underwriter as follows:

(i) Compliance With Securities Regulations and Commission Requests. The Fund, subject to Section 3(a)(ii), will comply with the applicable requirements of Rule 430B of the 1933 Act Regulations and will notify the Representative as soon as practicable, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus, the Preliminary Prospectus or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus (or any document incorporated by reference therein or otherwise deemed to be a part thereof) or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and (E) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Fund will effect the filings necessary under Rule 497 of the 1933 Act Regulations in the manner and within the time period required by Rule 497 of the 1933 Act Regulations and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order and, if any stop order or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Filing of Amendments and Exchange Act Documents. So long as this Agreement remains in effect, the Fund will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either any Preliminary Prospectus (including any prospectus included in the Original Registration Statement or any amendment thereto at the time it became effective) or to the Prospectus, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such documents to which the Representative or counsel for the Underwriters shall reasonably object. The Fund has given the Representative notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Fund will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not, unless required by law, file or use any such document to which the Representative or counsel for the Underwriters shall object; provided, however that this covenant shall not apply to any post-effective amendment required by Rule 8b-16 of the 1940 Act which is filed with the Commission after the later of (x) one year from the date of this Agreement or (y) the date on which the distribution of the Shares is completed.

(iii) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Original Registration Statement and, for so long as this Agreement remains in effect, of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when a prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Continued Compliance With Securities Laws. The Fund will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1940 Act and the 1940 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements, and the Fund will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. If at any time following issuance of a Rule 482 Statement, there occurred or occurs an event or development as a result of which such Rule 482 Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading, the Fund will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Rule 482 Statement to eliminate or correct such untrue statement or omission.

(vi) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii) Rule 158. The Fund will timely file such reports pursuant to the 1934 Act or 1940 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Preliminary Prospectus and the Prospectus under “Use of Proceeds.”

(ix) Listing. The Fund will use its best efforts to effect the listing of the Shares on the NYSE, subject to notice of issuance.

(x) Restriction on Sale of Shares. During a period of 90 days from the date of the Prospectus, the Fund will not, without the prior written consent of MS, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of preferred shares or any securities convertible into or exercisable or exchangeable for preferred shares or file any registration statement under the 1933 Act with respect to any of the foregoing, whether any such transaction described above is to be settled by delivery of preferred shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder or the preferred shares issued pursuant to any dividend reinvestment plan.

(xi) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act, the 1940 Act Regulations and the 1934 Act Regulations, respectively.

(xii) No Manipulation of Market for Shares. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein, in the Preliminary Prospectus or in the Prospectus, the Fund will not (A) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the manipulation of the price of any security of the Fund or to stabilize in connection with the offering of the Shares, except to the extent authorized by applicable law, including without limitation by Rule 104 of Reg M under the 1934 Act, and (B) until the Closing Time, (i) sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund. It is acknowledged and agreed that nothing in this subsection shall prohibit the operation of the Fund’s dividend reinvestment plan or share repurchase plan.

Section 4. Payment of Expenses.

(a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the fees and disbursements of the Fund’s counsel, accountants and other advisers, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Rule 482 Statement and of the Prospectus and any amendments or supplements thereto and any reasonable costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Shares associated with the purchase by the Underwriters of the Shares, (viii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (ix) the preparation and printing of any Sales Material, (x) the transportation and other expenses incurred by or on behalf of Fund representatives in connection with presentations to prospective purchasers of the Shares, (xi) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (xii) the document production charges and expenses associated with printing this Agreement and (xiii) all other costs and expenses incident to the performance of the obligations of the Fund hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6 entitled “Indemnification” and (b) below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) (with respect to the first clause only) hereof, the Fund agrees that it shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including reasonable and documented fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriter’s Obligations.

The obligations of the several Underwriters hereunder to purchase the Underwritten Shares and the Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties of the Fund contained herein at the time this Agreement is entered into, the Closing Time and any settlement date in connection with the Option Shares, to the accuracy of the representations and warranties of the Fund and the Adviser contained in Section 1 hereof or in certificates of any officer of the Fund or the Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Original Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Original Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the Fund’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).

(b) Opinions of Counsel.

(i) Opinion of Counsel for the Fund. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, from K&L Gates LLP, counsel for the Fund, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth on Schedule E hereto.

(ii) Opinion of Counsel for the Adviser. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, from K&L Gates LLP, counsel for the Adviser, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth on Schedule F hereto.

(iii) Opinion of Counsel for the Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, which opinion shall be in form and substance satisfactory to the Underwriters. Insofar as the opinion expressed above is related to or dependent upon matters governed by Massachusetts law, Simpson Thacher & Bartlett LLP will be permitted to rely on the opinion of K&L Gates LLP.

(c) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or any of its subsidiaries, whether or not arising in the ordinary course of business, and the Representative shall have received (x) a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director (or person holding similar office) of the Adviser, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections l(a) and (b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Fund or the Adviser, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) to the knowledge of such officers, no stop order suspending the effectiveness of the Original Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated by the Commission and (y) a certificate of the Fund’s chief financial officer, dated the date hereof, substantially in the form of Schedule G hereto.

(d) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from KPMG LLP and PricewaterhouseCoopers LLP letters dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus and the Prospectus.

(e) Bring-Down Comfort Letter. At Closing Time, the Representative shall have received from KPMG LLP and PricewaterhouseCoopers LLP letters, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not earlier than the date hereof.

(f) Maintenance of Ratings. The Fund shall have delivered to the Representative evidence satisfactory to the Representative that the Shares are rated “A1” by Moody’s Investors Service, Inc. as of the Closing Time, and since the date of this Agreement there shall not have been received by the Fund or the Adviser any notice of any intended or potential downgrading, or any review for a potential downgrading, in the rating assigned to any security by a nationally recognized securities rating organization.

(g) Approval of Listing. At Closing Time, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h) Filing of Statement. At Closing Time, the Fund shall have filed the Statement with the Commission.

(i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Fund at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 17 and 19 shall survive any such termination and remain in full force and effect.

(k) Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Fund and the Adviser contained herein and the statements in any certificates furnished by the Fund and the Adviser hereunder shall be true and correct as of each settlement date and, at the relevant settlement date, the Representative shall have received:

(i) A certificate, dated such settlement date, a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director (or person holding similar office) of the Adviser confirming that the certificates delivered at the Closing Time pursuant to Section 5(c) hereof remain true and correct as of such settlement date.

(ii) The favorable opinions of K&L Gates LLP, counsel to the Fund and the Adviser, each in form and substance satisfactory to the counsel for the Underwriters, dated such settlement date, relating to the Option Shares to be purchased on such settlement and otherwise to the same effect as the opinions required by Sections 5(b) hereof.

(iii) The favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated such settlement date, relating to the Option Shares to be purchased on such settlement date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Letters from KPMG LLP and PricewaterhouseCoopers LLP in form and substance satisfactory to the Representative and dated such settlement date, substantially the same in form and substance as the letters furnished to the Representatives pursuant to Section 5(d), except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such settlement date.

(v) Prior to each settlement date, the Fund and the Adviser shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

Section 6. Indemnification.

(a) Indemnification of Underwriters. The Fund and the Adviser agree, jointly and severally, to indemnify and hold harmless each Underwriter, affiliates of each Underwriter (as such term is defined in Rule 501(b) under the 1933 Act, each an “Affiliate”), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Original Registration Statement (or any amendment thereto), including any Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Rule 482 Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel chosen by MS), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Adviser by any Underwriter through MS expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any Rule 482 Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

Notwithstanding this paragraph (a), the Adviser shall be liable to any party to be indemnified under the Section 6(a) in any case only to the extent that the Fund fails to indemnify and hold harmless the indemnified party.

(b) Indemnification of Fund, Adviser, Trustees and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Adviser, their respective trustees, directors and officers, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and any director, trustee, officer, or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or the Rule 482 Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Adviser by such Underwriter through MS expressly for use in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or the Rule 482 Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Indemnification for Sales Materials. In addition to the foregoing indemnification, the Fund and the Adviser also agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any Sales Material in the form approved in writing by the Fund or the Adviser for use by the Underwriters and securities firms to whom the Fund or the Adviser shall have disseminated materials in connection with the public offering of the Shares.

(d) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by MS, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Limitations on Indemnification. Any indemnification by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release No. 11330.

Section 7. Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Fund and the Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund, the Adviser and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates shall have the same rights to contribution as such Underwriter, and each trustee of the Fund and each member or director of the Adviser, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Adviser, respectively. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares set forth opposite their respective names in Schedule A hereto and not joint.

Any contribution by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release No. 11330.

The indemnity and contribution provisions contained in this Section 6 and Section 7 and the representations, warranties and other statements of the Fund contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Fund, its officers or directors or any person controlling the Fund and (iii) acceptance of and payment for any of the Shares.

Section 8. Representations and Warranties To Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Adviser, and shall survive delivery of the Shares to the Underwriters.

Section 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any material outbreak of hostilities or material escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares, (iii) if trading in the Shares of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the New York Stock Exchange or in the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either U.S. or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 17 and 19 shall survive such termination and remain in full force and effect.

Section 10. Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of the Shares to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters (provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such number of Shares without the written consent of such Underwriter), or

(b) if the number of Defaulted Securities exceeds 10% of the number of the Shares to be purchased hereunder, and arrangements satisfactory to the Fund for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Fund shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative, c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, attention of Capital Markets Transaction Management/Legal; and notices to the Fund or the Adviser shall be directed, as appropriate, to the office of the Adviser, 300 Crescent Court, Suite 700, Dallas, Texas 75201, with a copy to R. Charles Miller, K&L Gates LLP, 1601 K Street NW, Washington, DC 20006.

Section 12. No Advisory or Fiduciary Relationship.

The Fund and the Adviser each acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund or the Adviser, or any of their respective stockholders, creditors or employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Fund or the Adviser with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Fund or the Adviser on other matters) and no Underwriter has any obligation to the Fund or the Adviser with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund or the Adviser, and (e) the Underwriters have not provided legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund and the Adviser each has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13. Parties.

This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Fund, the Adviser and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Adviser and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Adviser and their respective partners and successors, and said controlling persons and officers, directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14. Tax Disclosure.

Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Fund and the Adviser (and each employee, representative or other agent of the Fund) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Fund relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

Section 15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 16. Integration.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Fund, the Adviser and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 17. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 18. Time.

TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 19. Submission to Jurisdiction/Jury Trial Waiver.

Except as set forth below, no suits, actions, claims, counterclaims or proceedings (each, a “Proceeding”) which relates to the terms of this Agreement or the transactions contemplated hereby (each, a “Claim”) may be commenced, prosecuted or continued in any court other than the United States District Court for the Southern District of New York, or in the event that court lacks jurisdiction to hear such Claims, in the courts of the State of New York located in the City and County of New York, which courts shall have exclusive jurisdiction over the adjudication of such claims. Each of the Fund, the Adviser and the Underwriters hereby submits to and accepts generally and unconditionally the exclusive jurisdiction of those for the purposes of the adjudication of such Claims and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in such court and any claim that any such Proceeding brought in such court has been brought in an inconvenient forum. Each of the Underwriters, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) hereby waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Fund, the Adviser and the Underwriters agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund, the Adviser or the Underwriters, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund, the Adviser or the Underwriters, as the case may be, is or may be subject, by suit upon such judgment.

Section 20. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 21. Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to MS a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Adviser in accordance with its terms.

Very truly yours,

HIGHLAND INCOME FUND

By:	/s/ Dustin Norris
	Name:	Dustin Norris
	Title:	Executive Vice President

HIGHLAND CAPITAL MANAGEMENT FUND ADVISORS, L.P.
BY: STRAND ADVISORS XVI, INC.,
ITS GENERAL PARTNER

By:	/s/ Frank Waterhouse
	Name:	Frank Waterhouse
	Title:	Treasurer

CONFIRMED AND ACCEPTED,

As of the date first above written:

By: Morgan Stanley & Co. LLC

By:	/s/ Hector Vasquez
	Name:	Hector Vasquez
	Title:	Vice President

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Highland Income Fund

5.375% Series A Cumulative Preferred Shares

Name of Underwriter	Number of Shares
Morgan Stanley & Co. LLC	5,130,000
Jefferies LLC	270,000

5,400,000

SCHEDULE B

The purchase price to be paid by the Underwriters for the Shares shall be $24.2125 per share.

SCHEDULE C

Number of Underwritten Shares: 5,400,000

Number of Option Shares: 810,000

Dividend Rate (cumulative from August 1, 2019): 5.375%

Settlement Date: August 1, 2019

Underwriting Discount per share: $0.7875

Optional Redemption Date: On or after September 30, 2024

Net Proceeds, before expenses (no exercise of over-allotment option): $130,747,500

Net Proceeds, before expenses (full exercise of over-allotment option): $150,359,625

SCHEDULE D

Rule 482 Statement

Rule 482 ad filed under Rule 497 on July 29, 2019.

SCHEDULE E

Opinion of K&L Gates LLP

SCHEDULE F

Opinion of K&L Gates LLP

SCHEDULE G

HIGHLAND INCOME FUND

TREASURER’S CERTIFICATE

July 29, 2019

I, Frank G. Waterhouse, Treasurer of Highland Income Fund (the “Trust”) do hereby certify that I am the Treasurer, Principal Financial Officer, Principal Accounting Officer and Principal Executive Officer of the Trust. In that capacity, I have reviewed the Trust’s definitive base prospectus dated July 1, 2019 (the “Base Prospectus”) and the preliminary prospectus supplement dated July 29, 2019 (the “Preliminary Prospectus Supplement”), each relating to the offering of $135,000,000 of the Trust’s 5.375% Series A Cumulative Preferred Shares, liquidation preference $25.00 per share, par value $0.001 per share (the “Offering”). Based upon a review of the Trust’s financial records, schedules and analyses undertaken by myself or by members of my staff who are responsible for the Trust’s financial and accounting matters, I do hereby certify to the Underwriters, to the best of my information, knowledge and belief, that:

I am providing this certificate in connection with the Offering, as described in the Preliminary Prospectus Supplement.

I am familiar with the accounting, operations and records of the Trust and I have overseen the preparation of, and reviewed, the unaudited consolidated financial data of the Trust for the six months ended June 30, 2019 and 2018.

I have supervised the compilation of and reviewed the circled information contained on the attached EXHIBIT A, which is included in the Preliminary Prospectus Supplement and the Base Prospectus.

With respect to each item of the circled information identified on EXHIBIT A, I or members of my staff have (a) compared the amounts to the corresponding amounts appearing on the records, schedules or analyses of the Trust and found the amounts to be in agreement, and (b), where such amounts were derived from Trust schedules or analyses, recomputed such amounts and determined that the amounts appearing in each item of the circled information identified on EXHIBIT A were arithmetically correct.

Based on my role as the Trust’s Treasurer, Principal Financial Officer, Principal Accounting Officer and Principal Executive Officer and the familiarity, oversight and review described in clause (ii) above, nothing has come to my attention that caused me to believe that (i) at July 26, 2019 there was any change in capital stock, increase in total liabilities, or decrease in consolidated total assets, net assets or net asset value per share of the Trust and its consolidated subsidiaries as compared with amounts shown in the December 31, 2018 consolidated balance sheet incorporated by reference in the Registration Statement; or (ii) for the period from January 1, 2019 to June 30, 2019, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net investment income or net investment income per share of the Trust, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur, except that the capital stock increased and the unaudited consolidated balance sheet showed a decrease in consolidated total assets, as summarized in the table below (total consolidated assets stated in millions of dollars):

	7/26/2019	12/31/2018	Change
Outstanding common shares	71,914,765	71,872,584	42,181

Total consolidated assets	1,514	1,542	(28)

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first set forth above.

By:
Name:	Frank G. Waterhouse
Title:	Treasurer, Principal Financial Officer, Principal Accounting Officer and Principal Executive Officer